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                                                                 Exhibit 10(f)

                                    EXHIBIT A

                                     FORM OF

                   AMENDED AND RESTATED REVOLVING CREDIT NOTE
U.S. $_______(1)                          Dated:_______________, 20__



FOR VALUE RECEIVED, the undersigned, THE ELDER-BEERMAN STORES CORP., an Ohio corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of [NAME OF LENDER] (the "Lender") the principal sum of_____ United States Dollars ($_____)(2) or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans (as defined in the Amended and Restated Credit Agreement referred to below) of the Lender to the Borrower, payable at such times, and in such amounts, as are specified in the Amended and Restated Credit Agreement.

         The Borrower promises to pay interest on the unpaid principal amount of the Revolving Credit Loans from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Amended and Restated Credit Agreement.

         Both principal and interest are payable in lawful money of the United States of America to CITICORP USA, INC., as Agent, at 399 Park Avenue, New York, New York 10022, in immediately available funds. The Revolving Credit Loans made by the Lender to the Borrower, and all payments made on account of the principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on this Note.

         This Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, (i) the Amended and Restated Credit Agreement, dated as of May 19, 2000 (said Agreement, as it may be amended or otherwise modified from time to time, being the "Amended and Restated Credit Agreement"), among the Borrower, the Lenders, Citibank, N.A., as issuer, and CITICORP USA, INC., as agent for the Lenders, the Issuer and the Swing Loan Bank (the "Agent"), and (ii) the other Loan Documents referred to therein and entered into pursuant thereto. The Amended and Restated Credit Agreement, among other things,
(y) provides for the making of Revolving Credit Loans by the Lenders to the Borrower in an aggregate amount not to exceed at any time outstanding the United States dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Revolving Credit Loans being evidenced by this Note, and (z) contains provisions for acceleration of the maturity of the unpaid principal

-------------
*         Amount of Lender's commitment.


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amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

         This Note is entitled to the benefits of certain guaranties and is secured as provided in the Loan Documents (as defined in the Amended and Restated Credit Agreement).

         Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.

         This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                                      THE ELDER-BEERMAN STORES CORP.


                                      By _________________________________
                                           Name:
                                           Title:

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                         LOANS AND PAYMENTS OF PRINCIPAL
                         -------------------------------

                                                       Amount of
                           Amount                    Principal Paid
Date                       of Loan                     or Prepaid
----                       -------                     ----------


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